UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009 (December 23, 2009)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

As previously disclosed on Current Reports on Form 8-K dated November 23, 2009 and November 30, 2009 of Xfone, Inc. (the “Registrant” or the “Company”), an agreement (the “Blokshtil Agreement”) had been entered into on November 20, 2009 between the Company, Mr. David Sela and Blokshtil Ltd. (jointly and/or severally, “Blokshtil”), pursuant to which the Company agreed to sell to Blokshtil the Company's holdings (69%) in its majority-owned Israel-based subsidiary, Xfone 018 Ltd., for an aggregate purchase price of $6,900,000, payable in NIS in two installments. Blokshtil had deposited with the Company a check (the “Check”) in the amount of NIS 11,400,000 in payment of the first installment, which Check was later returned due to insufficient funds. The failure to deliver good funds constituted a fundamental breach of the Blokshtil Agreement (“Blokshtil Breach of Agreement”).

On December 23, 2009, the Company entered into a settlement agreement (the “Settlement Agreement”) with Blokshtil, pursuant to which Blokshtil agreed to pay to the Company the amount of NIS 2,000,000 ($525,210), payable in installments, in respect of the Company’s damages as a result of the Blokshtil Breach of Agreement. Subject to the full payment of such amount by Blokshtil, the Company agreed to forfeit its claims against Blokshtil and return the Check to Blokshtil.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: December 24, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director